                                                                   EXHIBIT 99.3

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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            STROUDS, INC., DEBTOR AND
                              DEBTOR-IN-POSSESSION

                                  AS THE SELLER

                                       AND

                         STROUDS ACQUISITION CORPORATION

                                AS THE PURCHASER



                           DATED AS OF MARCH 27, 2001





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                                TABLE OF CONTENTS
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                                                                                           PAGE(S)
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ARTICLE I PURCHASE AND SALE OF ASSETS........................................................1

   SECTION 1.01.      ACQUIRED ASSETS........................................................1
   SECTION 1.02.      CURE COSTS.............................................................3
   SECTION 1.03.      ASSUMED LIABILITIES....................................................3
   SECTION 1.04.      EXCLUDED LIABILITIES...................................................4
   SECTION 1.05.      PURCHASE PRICE.........................................................5
   SECTION 1.06.      GOOD FAITH DEPOSIT.....................................................5
   SECTION 1.07       INVENTORY COUNT........................................................6
   SECTION 1.08       RELEASE................................................................6

ARTICLE II THE CLOSING ......................................................................7

   SECTION 2.01.      CLOSING................................................................7
   SECTION 2.02.      DELIVERIES AT CLOSING..................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................................8

   SECTION 3.01.      ORGANIZATION...........................................................9
   SECTION 3.02.      AUTHORITY RELATIVE TO THIS AGREEMENT...................................9
   SECTION 3.03.      FINANCIAL STATEMENTS...................................................9
   SECTION 3.04.      CERTAIN ASSETS.........................................................9
   SECTION 3.05.      BROKERS...............................................................10
   SECTION 3.06.      INTELLECTUAL PROPERTY.................................................10
   SECTION 3.07.      ABSENCE OF CERTAIN CHANGES............................................10
   SECTION 3.08.      LITIGATION AND PROCEEDINGS............................................10
   SECTION 3.09.      COMPLIANCE WITH LAWS AND COURT ORDERS.................................10
   SECTION 3.10.      ENVIRONMENTAL COMPLIANCE..............................................11
   SECTION 3.11.      CONDUCT OF ACTIVITIES.................................................11
   SECTION 3.12.      AS-IS/WHERE-IS SALE...................................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................11

   SECTION 4.01.      ORGANIZATION..........................................................11
   SECTION 4.02.      AUTHORITY RELATIVE TO THIS AGREEMENT..................................11
   SECTION 4.03.      CONSENTS AND APPROVALS................................................12
   SECTION 4.04.      NO VIOLATIONS.........................................................12
   SECTION 4.05.      BROKERS...............................................................12
   SECTION 4.06.      FINANCING.............................................................12
   SECTION 4.07.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................13

ARTICLE V COVENANTS.........................................................................13

   SECTION 5.01.      ACCESS AND INFORMATION................................................13
   SECTION 5.02.      BOOKS AND RECORDS.....................................................13
   SECTION 5.03.      ADDITIONAL MATTERS....................................................14
   SECTION 5.04.      FURTHER ASSURANCES....................................................14
   SECTION 5.05.      EMPLOYEES AND BENEFIT PROGRAMS........................................14
   SECTION 5.06.      PUBLIC ANNOUNCEMENTS..................................................19
   SECTION 5.07.      CONDUCT OF THE BUSINESS...............................................19
   SECTION 5.08.      NOTICES OF CERTAIN EVENTS.............................................20
   SECTION 5.09.      COMPETING TRANSACTION.................................................20
   SECTION 5.10.      BANKRUPTCY COURT APPROVAL OF BIDDING PROCEDURES ORDER.................20
   SECTION 5.11.      NAME CHANGES..........................................................21
   SECTION 5.12.      PERMITS...............................................................21

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   SECTION 5.13.      STATE ENVIRONMENTAL TRANSFER STATUTES.................................21
   SECTION 5.14.      BIDDING PROCEDURES....................................................21

ARTICLE VI CONDITIONS PRECEDENT.............................................................21

   SECTION 6.01.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE PURCHASER...21
   SECTION 6.02.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.....................22
   SECTION 6.03.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER..................22


ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............................................22

   SECTION 7.01.      TERMINATION...........................................................23
   SECTION 7.02.      EFFECT OF TERMINATION.................................................24

ARTICLE VIII GENERAL PROVISIONS.............................................................24

   SECTION 8.01.      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS...............24
   SECTION 8.02.      TRANSFER TAXES........................................................24
   SECTION 8.03.      NOTICES...............................................................24
   SECTION 8.04.      DESCRIPTIVE HEADINGS; CERTAIN TERMS...................................26
   SECTION 8.05.      ENTIRE AGREEMENT, ASSIGNMENT..........................................26
   SECTION 8.06.      GOVERNING LAW.........................................................26
   SECTION 8.07.      EXPENSES..............................................................26
   SECTION 8.08.      AMENDMENT.............................................................26
   SECTION 8.09.      WAIVER................................................................26
   SECTION 8.10.      COUNTERPARTS; EFFECTIVENESS; AUTHORITY................................27
   SECTION 8.13.      BULK SALES............................................................27

ARTICLE IX DEFINITIONS......................................................................27

   SECTION 9.01.      DEFINED TERMS.........................................................27


ARTICLE X TAX MATTERS.......................................................................31

   SECTION 10.01.     TAX DEFINITIONS.......................................................31
   SECTION 10.02.     TAX MATTERS...........................................................32
   SECTION 10.03.     TAX COOPERATION.......................................................32

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SCHEDULES
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
Schedule 1.01(a)(vii)               Assigned Agreements

Schedule 2.02                       Prepaid Advertising

Schedule 3.04(a)                    Acquired Locations

Schedule 3.06(a)                    Intellectual Property

Schedule 3.06(b)                    Intellectual Property Related Claims or Lawsuits

Schedule 3.08                       Legal Actions, Suits and Proceedings Pending Against Seller

Schedule 4.06                       Financing Commitments

Schedule 5.05(a)                    Non-Retained Employees
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                                TABLE OF CONTENTS
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Schedule 5.05(b)(i)                 Employee Plans and Benefit Arrangements

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                                       iii


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, dated as of March 27, 2001 (this "Agreement"), is made by and between Strouds, Inc., Debtor and Debtor-In-Possession, a Delaware corporation (the "Seller"), and Strouds Acquisition Corporation, a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article IX, Article X or Section 5.05, as applicable.

         WHEREAS, the Seller is engaged in the business of developing, marketing and selling fashion bedding and other high quality home textiles (collectively, the "Business");

         WHEREAS, the Seller sought relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") by filing Case No. 00-3552 (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         WHEREAS, the Purchaser desires to purchase substantially all of the assets of the Seller related to the Business and assume certain liabilities from the Seller, and the Seller desires to sell, convey, assign and transfer to the Purchaser, substantially all of the assets and properties related to the Business, together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 363 and 365 and other applicable provisions of the Bankruptcy Code; and

         WHEREAS, the Acquired Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, and such sale will include the assumption and assignment of certain executory contracts and unexpired leases and liabilities thereunder under
Section 365 of the Bankruptcy Code and the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                     ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         Section  1.01. ACQUIRED ASSETS.

         (a) Pursuant to Sections 363 and 365 of the Bankruptcy Code and on the terms and subject to the conditions precedent set forth in Article VI of this Agreement, at the Closing the Seller shall sell, assign, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase for the aggregate Purchase Price and accept from the Seller, all of the Seller's rights, title, and interests in, to and under all of the following assets, property, rights and claims of the Seller related to the Business, wherever located, real, personal or mixed, whether tangible or intangible, owned, held or used in the conduct of the Business by the Seller as the same shall

                                      1

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exist on the Closing Date, free and clear of all liens, claims, encumbrances and other interests in property (collectively, the "Acquired Assets"):

                  (i)      the Inventory located at the corporate
headquarters, fifty (50) stores and two (2) distribution centers, as identified on Schedule 3.04(a) (the "Acquired Locations");

                  (ii) all furniture, fixtures, machinery, equipment and supplies of Seller as of the Closing Date, as identified on a Schedule to be provided to Purchaser by Seller on or before Closing;

                  (iii) all computers, software, and related property associated with the operation of the Acquired Locations and the Business;

                  (iv) all of the Seller's leasehold and/or subleasehold interests in the Acquired Locations;

                  (v) all customer and supplier lists and all other information as to sources of supply and relationships with suppliers and customers, including all databases containing such information, that pertain to or are necessary to operate the Business (including the Business prior to the commencing of the Bankruptcy Case);

                  (vi) copies of books and records, correspondence, employment records, files and computer programs and data and databases relating to the Business (including the Business prior to the commencing of the Bankruptcy Case) reasonably required by the Purchaser;

                  (vii) the executory contracts identified in Schedule 1.01(a)(vii) (the "Assigned Agreements");

                  (viii) all rights, title and interest in, to and under all Intellectual Property, in each case owned or licensed by the Seller and used or held or held for use in the Business, including the items identified in Schedule 3.06(a); and

                  (ix)     all Prepaid Advertising.

         (b) All assets that are not Acquired Assets are excluded from the sale and shall be retained by the Seller (the "Excluded Assets"). Such Excluded Assets include the following:

                  (i) trade and other accounts receivable, notes receivable and other rights to payment of money, including collections on employee advances and security deposits;

                  (ii) that certain Split-Dollar Insurance Agreement dated June 3, 1993 between the Seller and Jeff Stroud, as trustee of the Wilfred C. Stroud and Helen J. Stroud Irrevocable Insurance Trust Agreement dated October 24, 1991, as amended, and any and all other documents relating thereto and rights and interests arising thereunder;

                  (iii) any of the rights of the Seller under this Agreement;

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

                  (iv) any rights of the Seller's bankruptcy estate under the Bankruptcy Code, but excluding any rights in, to, or relating to any of the Acquired Assets;

                  (v)      any and all claims for damages against
third-parties arising on or before the Closing Date, except for claims in, to, or relating to the Assigned Agreements;

                  (vii) any contracts, agreements, instruments or licenses that are not Assigned Agreements or Acquired Locations, except that if the Purchaser becomes aware of a contract, agreement, instrument or license of the Seller after March 27, 2001, but before the Closing Date, that was not previously disclosed to it and as to which the Seller was party, the Purchaser shall in its discretion have the right to request to the Seller to assume and have such contract assigned to it and any cure costs associated therewith shall be paid equally by the Seller and the Purchaser up to a maximum of $25,000, and any cure costs in excess of such amount shall be borne solely by the Purchaser;

                  (viii) the corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Seller;

                  (ix) the Seller's director and officer liability insurance, including any and all rights relating to and arising thereunder; and

                  (x)      cash and cash equivalents.

         Section 1.02. CURE COSTS. The Seller shall pay or otherwise discharge necessary costs of cure to achieve assumption and assignment of the Assigned Agreements and the Acquired Locations (the "Cure Costs"), which Cure Costs are set forth in Schedules 3.04(a) and 1.01(a)(vii). All Cure Costs will be agreed upon by the Seller and each party entitled to receipt of a cure payment, or will be determined by the Bankruptcy Court, in accordance with the Sale Order or such other order approving the assumption and assignment of an executory contract or unexpired lease pursuant to Section 1.01(a)(vii). All Cure Costs allowed by the Bankruptcy Court shall be paid by the Seller, except as otherwise provided herein; PROVIDED, HOWEVER, that the Seller shall not be liable for any cure amounts arising after April 30, 2001 with respect to the Acquired Locations.

         Section 1.03. ASSUMED LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and thereafter pay, perform or discharge in accordance with their terms the following liabilities (the "Assumed Liabilities"):

         (a) all of the Seller's ordinary course obligations for goods and/or services relating to or arising from the Acquired Assets, the Assigned Agreements and/or the Business on or after the Closing Date;

         (b) all of the obligations and liabilities arising under and related to the Assigned Agreements on or after the Closing Date;

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         (c)      all of the obligations and liabilities, including, without limitation, all rent, common area maintenance, taxes and other expenses, arising under and related to the Acquired Locations after the earlier of: (i) the Closing Date or (ii) April 30, 2001;

         (d) all liabilities and obligations arising under Environmental Laws in connection with any Acquired Locations (provided that the Purchaser shall not assume any liabilities and obligations arising out of or relating to (i) transportation of, arrangement for transportation of, disposal or arrangement for disposal of, Hazardous Substances or other materials prior to the Closing Date at any location included in the Acquired Assets; or (ii) any property or facility owned, leased or operated prior to the Closing Date by the Seller or otherwise relating to the operation of the Business that is not included in the Acquired Assets);

         (e) any obligation or liability for sales, use and other Taxes attributable to the period beginning on or after the Closing Date,

         (f) all obligations and liabilities relating to advertising that arise after the earlier of: (i) the Closing Date or (ii) April 30, 2001; PROVIDED, HOWEVER, that the Purchaser also shall be responsible for reimbursing the Seller, in an amount not to exceed $500,000, for Prepaid Advertising that arises from book dates on or after May 15, 2001;

         (g) the liabilities and obligations that the Purchaser agrees to perform or assume in Section 5.05;

         (h) the Seller's actual post-petition accounts payable to trade vendors or other post-petition obligations, in an amount equal to three million dollars ($3,000,000); provided that the Purchaser shall provide the Seller an accounting of all amounts paid on account of such assumed obligations by no later than thirty (30) days after the Closing, which accounting shall be updated and provided to the Seller every fourteen (14) days thereafter until the assumed obligations are paid in full;

         (i) all Employment Related Obligations in an amount not to exceed one million one hundred thousand dollars ($1,100,000), in accordance with a Schedule to be provided at or prior to the Closing; and

         (j) the Seller's liabilities for Gift Certificates and Merchandise Credits outstanding prior to the Closing Date, not to exceed one million four hundred thousand dollars ($1,400,000) in the aggregate, in accordance with a Schedule to be provided at or prior to the Closing.

         Section 1.04. EXCLUDED LIABILITIES. The Purchaser shall not assume or otherwise become responsible for, and the Seller shall remain liable for any and all liabilities or obligations of the Seller that are not Assumed Liabilities (collectively, the "Excluded Liabilities"). It is expressly understood and agreed that the Parties intend that the Purchaser shall not be considered a successor to the Seller by reason of any theory of law or equity and that the Purchaser shall have no liability except as expressly provided in this Agreement for any liability of the Seller. The Excluded Liabilities shall include, without limitation, the following:

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

         (a) any liability or obligation under any Environmental Laws that is not expressly designated as an Assumed Liability;

         (b) any pre-Closing Date liability or obligation related to a Retained Employee that is not expressly designated as an Assumed Liability;

         (c) any liability or obligation for indebtedness for borrowed money or evidenced by bonds or notes (including accrued interest and fees with respect thereto) except as set forth herein;

         (d) except as otherwise set forth in this Agreement, any liability or obligation for (i) any Tax imposed by the Code, (ii) any foreign, state or local income or franchise Tax, and (iii) any Tax as a result of having been a member of an affiliated, consolidated, combined or unitary group; and

         (e)      any liability or obligation relating to an Excluded Asset.

         Section 1.05. PURCHASE PRICE.

         (a) In consideration for the Acquired Assets, the Purchaser shall pay to the Seller at the Closing an aggregate purchase price in cash, promissory notes and assumption of liabilities as set forth herein (the "Purchase Price") less the Good Faith Deposit and any interest credited thereon, by wire transfer of immediately available funds or by delivery of promissory notes and instruments of assumption. The Purchase Price shall be paid as provided in Section 2.02(b) and shall be subject to post-closing adjustment as provided in Section 1.07.

         (b) The Purchase Price (plus Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code) shall be allocated among the Acquired Assets acquired by the Purchaser as agreed upon by the Purchaser and the Seller within 30 days after the Closing. The Purchaser and the Seller agree to be bound by such allocation, to prepare all financial statements and to file, according to Section 1060 of the Code, all returns and reports with respect to the transactions contemplated by this Agreement, including, but not limited to, all federal, state and local Tax Returns on the basis of such allocation. If an adjustment is made with respect to the Purchase Price pursuant to Section 1.07, the allocation shall be adjusted in accordance with Section 1060 of the Code and as agreed by the Purchaser and the Seller. The Purchaser and the Seller agree to file any additional information return required to be filed pursuant to Section 1060 of the Code and to treat the adjusted allocation in the manner described above.

         Section 1.06. GOOD FAITH DEPOSIT. Within 24 hours of the execution and delivery of this Agreement, the Purchaser shall deliver to the account or accounts designated by the Seller a wire transfer in the amount of $250,000 (the "Good Faith Deposit"). The Good Faith Deposit will be held in escrow by Chicago Title and Trust Co. (the "Escrow Agent") subject to the terms and conditions of a customary escrow agreement mutually acceptable to the Seller and the Purchaser. The cost of such Escrow Agent shall be borne equally by Purchaser and Seller. The Good Faith Deposit shall be fully refundable to the Purchaser unless the failure to close is a result of a breach of this Agreement by the Purchaser.

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         Section 1.07 INVENTORY COUNT.

         (a) As promptly as practicable but no later than May 15, 2001, Washington Inventory Service, RGIS Inventory Specialists or another independent third party inventory firm acceptable to both parties hereto shall perform a physical count of Inventory (the "Inventory Count"). The cost of such Inventory Count shall be borne equally by the Seller and the Purchaser. The Inventory Count shall be conclusive and binding upon the Seller and the Purchaser.

         (b) The Purchaser and the Seller agree that they will, and agree to cause their respective employees to use reasonable efforts to cooperate and assist in the Inventory Count, including without limitation, making available their books, records, work papers and personnel. The Seller shall be entitled to use the Retained Employees, and the Purchaser and the Seller shall be entitled to review and have access to the books, records, work papers and personnel relating to the Business, in connection with the performance of the Inventory Count. The Inventory shall be reconciled to the Closing Date by the Purchaser and reviewed and reasonably approved by the Seller. The Purchaser shall provide the Seller with full reasonable access, at no cost to the Seller, to any and all documents, personnel or other information necessary to permit the Seller to review and approve such reconciliation. In the event that the Purchaser or the Seller disputes the inventory reconciliation, then KPMG or any other independent third-party mutually acceptable to both parties, will be retained to verify the reconciliation (the "Inventory Verification"). The cost of such Inventory Verification shall be borne equally by the Purchaser and the Seller. The Bankruptcy Court shall retain jurisdiction to hear any disputes arising from or related to the Inventory Count or Inventory Verification.

         (c) At or prior to the Closing Date, the Purchaser and the Seller agree that they will use their best efforts to identify all prepaid and other expenses of the Business that are paid or come due from time to time, such as real property Taxes, insurance and other obligations (collectively, the "Pro Rated Obligations") related to the Acquired Assets. As to all such Pro Rated Obligations, the parties agree that any amounts prepaid prior to the Closing that relate to post-Closing periods shall be credited to the Seller and any amounts due or payable post-Closing that relate to periods prior to the Closing shall be credited to the Purchaser. All Pro Rated Obligations shall be accounted for at the Closing, and any amounts due and owing by either party to the other relating to Pro Rated Obligations shall be offset against or added to the cash Purchase Price at the Closing.

         Section 1.08 RELEASE. On the Closing Date, the Purchaser shall release the Seller's current officers, directors and shareholders and Retained Employees, excluding Rob Valone and Gary Van Wagner, from any and all claims, actions, causes of action and liabilities of any type related to actions taken or omitted by such persons in such capacities (whether known or unknown, whether disputed or undisputed, whether fixed or contingent, whether liquidated or unliquidated) (collectively, "Claims") other than Claims for intentional misstatements or intentional omissions of material fact related solely to this Agreement or the transactions contemplated hereby; PROVIDED, HOWEVER, that such Claims for intentional misstatements or intentional omissions of material fact shall be brought by the Purchaser solely against the Seller and not any of its officers or directors. Notwithstanding anything to the contrary contained in this Section 1.08, the Purchaser shall release the Seller from liability for any and all Claims, including Claims relating to intentional misstatements and/or intentional omissions of material

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

fact, arising from or relating to the conduct of Gary Van Wagner and Rob Valone. Nothing herein shall release the Seller from any claims that the Purchaser may have against the Seller for a breach of this Agreement or the transactions contemplated hereby. The Purchaser shall not file a claim in the Chapter 11 Case prior to the bar date order, except for such claims arising from the Seller's breach of this Agreement or the transactions contemplated thereby.

                                   ARTICLE II
                                   THE CLOSING

         Section 2.01. CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser at 4600 Campus Drive, Newport Beach, California 92660 at 10:00 a.m. within twelve (12) business days after an order approving the consummation of this Agreement is approved by the Bankruptcy Court, but in any event no later than April 30, 2001 (the date of the Closing being herein referred to as the "Closing Date").

         Section 2.02. DELIVERIES AT CLOSING.

         (a)      At the Closing, the Seller shall deliver to the Purchaser
(1) such deeds, bills of sale, assignments of leases and contracts, and any other instruments of conveyance (collectively, the "Conveyance Documents") that are necessary or appropriate to effectuate the transfer of the Acquired Assets to the Purchaser, and (2) such other documents, instruments or certificates as the Purchaser or its counsel may reasonably request.

         (b)      At the Closing, the Purchaser shall deliver to the Seller
(1) such duly executed instruments as are deemed necessary or appropriate to effectuate the assumption of the Assumed Liabilities by the Purchaser; (2) such other documents, instruments or certificates required to be delivered as a condition precedent to the Seller's obligations under this Agreement, or as the Seller or their counsel may reasonably request; and (3) the Purchase Price in the form of:

                  (i) Cash in the amount equal to the sum of (x) 37% of the retail value of the Inventory based on the Inventory stock ledger, less a holdback for inventory adjustments that may be required by the Inventory Count of $1,000,000, and less the retail value of Inventory described in clause (y) that follows, and (y) 27% of the retail value of the Inventory that appears on the Inventory stock ledger in excess of six million dollars ($6,000,000) that was purchased more than 12 months prior to the Closing Date. The $1,000,000 holdback for inventory adjustments will be placed in an escrow account with the Escrow Agent by the Purchaser at the Closing, which escrow account shall be subject to the terms and conditions of a customary escrow agreement mutually acceptable to the Seller and the Purchaser ;

                  (ii) $3,000,000 through assumption by the Purchaser of the Seller's post -petition accounts payable to trade vendors or other post-petition obligations;

                  (iii) assumption by the Purchaser of Employment Related Obligations in an amount not exceeding $1,100,000;

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

                  (iv) assumption by the Purchaser of the Seller's liabilities for Gift Certificates and Merchandise Credits in an amount not exceeding $1,400,000;

                  (v) payment in cash from the Purchaser to the Seller in an amount not to exceed $500,000 reimbursing the Seller for Prepaid Advertising arising from or relating to book dates on or after May 15, 2001, as identified in Schedule 2.02;

                  (vi) $ 2,000,000 paid in cash, as adjusted for Pro-Rated Obligations arising under the Assigned Agreement and Acquired Locations (as provided in Section 1.07 herein), and reduced by (i) the Good Faith Deposit and any interest earned thereon; and (ii) the Advanced Payment as defined in Section 2.02(c); and

                  (vii) $2,000,000 to be paid in the form of a Note payable in four equal installments of $500,000 each on the 90th day, 180th day, 270th day and 360th day, respectively, from the Closing Date.

         (c) On request of the Seller, One Million Dollars ($1,000,000) (the "Advanced Payment") will be advanced by the Purchaser to CIT Group/ Business Credit, Inc. ("CIT") on behalf of the Seller to be credited by CIT as a payment of the Seller's pre-petition working capital credit facility on or after the date the Sale Order is approved by the Bankruptcy Court. The Advanced Payment shall, upon such application by CIT, be credited to the Purchase Price at Closing; PROVIDED, HOWEVER, THAT in the event the Closing does not occur, the Advanced Payment will be treated as a priority loan and shall promptly be repaid by the Seller on demand of the Purchaser.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Purchaser specifically acknowledges and agrees to the following with respect to the representations and warranties of the Seller:

                  A. The Purchaser will not have any recourse to the Seller or to any of the officers or directors of the Seller in the event any of the representations and warranties made herein or deemed made are untrue as at any time of expression thereof. The only remedy for breach of such representations and warranties shall be the Purchaser's option, under certain circumstances, not to close in accordance with and subject to the limitations in Section 7.01(iii) hereof and, without limiting the foregoing, the Purchaser shall have no remedy whatsoever for any such breach after the Closing.

                  B. The Purchaser has conducted its own due diligence investigations of the Business and has waived its right to conduct such due diligence.

                  C. If information provided in any Section of the schedule annexed hereto and made a part hereof (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "SELLER DISCLOSURE SCHEDULE") is applicable to any other Sections, then such information shall be deemed to have been provided with respect to all such Sections.

         The Seller represents and warrants to the Purchaser as follows:

         Section 3.01. ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to carry on its business, and is in good standing, in each jurisdiction where the operations of the Business require such qualification, except where the failure to have such authority or approvals or to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

         Section 3.02. AUTHORITY RELATIVE TO THIS AGREEMENT. The Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Seller and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser), will constitute a valid and binding obligation of the Seller upon the entry of the Sale Order, except for the provisions of Section 7.02 hereof which shall become the binding obligation of the Seller upon the entry of the Bidding Procedures Order.

         Section 3.03. FINANCIAL STATEMENTS. The Seller will deliver on or before the Closing Date to the Purchaser unaudited financial statements (the "Financial Statements") for the fiscal year ended March 3, 2001. To the best of the Seller's knowledge, the Financial Statements fairly present in all material respects the financial condition, cash flows, changes in stockholders equity and results of operation of the Business as at the dates thereof and for the period then ending applied on a basis consistent with the Audited Financial Statements and in accordance with GAAP (excluding any required footnote disclosure). The Seller has not adopted any new accounting policies or procedures since the date of the Audited Financial Statements except as required by GAAP.

         Section 3.04. CERTAIN ASSETS.

         (a) The Seller has a valid leasehold or subleasehold interest in the Acquired Locations designated on Schedule 3.04(a) as being leased or subleased by the Seller. The Seller has good and valid title to, or a valid leasehold or subleasehold interest in, all material tangible personal property included in the Acquired Assets.

         (b) Except as described in Schedule 3.04(a), as of Closing, to the knowledge of the Seller, there does not exist under any lease or sublease governing the Acquired Locations any default in payment of rent or occupancy charges other than monetary defaults that will be cured pursuant to Section
1.02 of this Agreement. The Seller will use reasonable efforts to exercise options to renew or extend the leases that govern the Acquired Locations, which options otherwise by their own terms would have expired prior to the Closing Date, on terms acceptable to the Seller, including waiver by the parties to such leases of claims that may arise from the exercise of such option to renew or extend.

         (c) At the Closing, the Purchaser will have acquired title in and to, or a valid leasehold or subleasehold interest in, as applicable, each of the Acquired Assets, free and clear of all Liens other than Liens related to the Assumed Liabilities and Permitted Exceptions.

         Section 3.05. BROKERS. No person is entitled to any brokerage, financial advisory or finder's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller that would be payable by the Seller.

         Section 3.06. INTELLECTUAL PROPERTY.

         (a) Schedule 3.06(a) of this Agreement contains a complete and accurate list of all U.S. and foreign registered trademarks, patents, registered Internet domain names, and copyrights owned or licensed by the Seller as of the date hereof and used in the Business (the "Business Intellectual Property").

         (b) Except as set forth on Schedule 3.06(b), as of the date hereof, the Seller has not been a defendant in any action, suit or proceeding relating to, and has not received any written claim alleging that the Seller is infringing upon, the Intellectual Property of others. Except as set forth on Schedule 3.06(b), to the Seller's knowledge, no other Person is infringing upon any Business Intellectual Property and the Seller is not infringing upon the Intellectual Property of any other Person except in each case as would not have a Material Adverse Effect. Except as otherwise set forth herein, no Business Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Seller with respect to the Business or restricting the licensing thereof by the Seller to any Person.

         Section 3.07. ABSENCE OF CERTAIN CHANGES(a) . Pending the hearing on the approval of the sale to the Purchaser, there shall be no Material Adverse Effect.

         Section 3.08. LITIGATION AND PROCEEDINGS. To the knowledge of the Seller, Schedule 3.08 contains an accurate list of all legal actions, suits and proceedings pending as of the date hereof against the Seller, whether or not stayed pursuant to Section 362 of the Bankruptcy Code. Except as described in Schedule 3.08, there is no action, suit, investigation or proceeding pending against or to the knowledge of the Seller, threatened in writing against or affecting the Business or any Acquired Asset before any court or arbitrator or any government body, agency or official which (a) could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect or (b) seeks to prevent, enjoin, or materially delay the transactions contemplated by this Agreement. The Purchaser and the Seller agree that such Schedule 3.08 may be amended or supplemented prior to the Closing Date

         Section 3.09. COMPLIANCE WITH LAWS AND COURT ORDERS. To the knowledge of the Seller, the Business has since September 7, 2000 been conducted in compliance with all laws, statutes, rules, regulations, judgments, injunctions, orders or decrees applicable to the Acquired Assets or the conduct of the Business and since September 7, 2000 the Seller has not received any written communication from a government authority that alleges that the Business has not been conducted in compliance with any laws, statutes, rules, regulations, judgements, injunctions, orders or decrees, except in each case for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.10. ENVIRONMENTAL COMPLIANCE. To the knowledge of the Seller, the Seller is in material compliance with all applicable Environmental Laws and there are no liabilities arising in connection with or relating to the Seller, the Business or the Acquired Assets of any kind whatsoever, whether accrued, contingent, absolute, determinable or otherwise, arising under or relating to any Environmental Laws; to the knowledge of the Seller, the Seller has received no written notices of violations or demand from any other person arising under such Environmental Laws and to the knowledge of the Seller, there are no governmental investigations pending or to the knowledge of the Seller, threatened regarding the Seller's compliance with or liability under any Environmental Laws except in each case for violations or demands which have been corrected or liability which has been resolved; the Seller has all material Environmental Permits required under Environmental Laws; and to the knowledge of the Seller, there are no Hazardous Substances on the Acquired Locations which require any remediation or cleanup under applicable Environmental Laws.

         Section 3.11. CONDUCT OF ACTIVITIES. The Seller is a debtor in its Chapter 11 Case.

         Section 3.12. AS-IS/WHERE-IS SALE. The Seller makes no representation or warranty with respect to the Acquired Assets, the Assumed Liabilities or the Business express or implied, beyond those expressly made in Article III, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Acquired Assets, and it is understood that, except for the express representations and warranties of the Seller contained in this Agreement, the Purchaser takes the Acquired Assets on an "as is" and "where is" basis

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         Section 4.01. ORGANIZATION. The Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification appropriate, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on such Purchaser.

         Section 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding obligation of the Seller) constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability against the Purchaser may be limited by applicable bankruptcy, reorganization, fraudulent conveyance, conservatorship, insolvency, moratorium, and other laws of similar application affecting creditors' rights generally against the Purchaser from time to time in effect and to general equitable principles and except for the provisions of Section
7.02 hereof which shall become the binding obligation of the Purchaser upon the entry of the Bidding Procedures Order.

         Section 4.03. CONSENTS AND APPROVALS. To the Purchaser's best knowledge, no consent, approval, or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.04. NO VIOLATIONS. Assuming that the conditions set forth in Article VI shall have been satisfied, neither the execution, delivery or performances of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or the Purchaser's properties or assets, (d) result in the creation or imposition of any encumbrance on any asset of any Purchaser, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Purchaser to conduct its business as currently conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a Material Adverse Effect on the Purchaser's ability to complete the transactions contemplated by this Agreement.

         Section 4.05. BROKERS. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser or the Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

         Section 4.06. FINANCING. Schedule 4.06 contains true, correct and complete copies of a commitment letter from Fleet Retail Finance for the aggregate amount of thirty five million dollars ($35,000,000) in senior bank financing and a commitment letter from Walter Cruttenden or entities he controls for financing in the amount of eight million dollars ($8,000,000) (collectively, the "Financing Commitment"). No Financing Commitment has been modified, withdrawn or terminated as of the date hereof, and the Purchaser has no reason to believe as of the date hereof that the Financing Commitment will not lead to the financing as contemplated by the Financing Commitment. Assuming the satisfaction or waiver of the conditions set forth in the Financing Commitment, the Financing Commitment is sufficient to deliver the Purchase Price to the Seller.

         Section 4.07. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The representations and warranties of the Purchaser are materially true and correct as of the date hereof and as of the Closing Date, and none of such representations or warranties contain a misstatement of material fact, or omit to state a material fact, necessary to make the statements therein, taken as a whole in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V
                                    COVENANTS

         Section 5.01. ACCESS AND INFORMATION. Upon the execution of this Agreement, the Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel that relate to the Business and, during such period, shall furnish as promptly as practicable to the Purchaser any and all such information as the Purchaser reasonably may request, including all pleadings and other documents or schedules filed with the Bankruptcy Court, provided that (a) such access does not unreasonably interfere with the normal operations of the Seller or the Business, and (b) all requests for information and access to the Seller's facilities, and all proposed contracts with the Seller's personnel shall be approved in advance (which approval shall not unreasonably be withheld) by its interim Chief Executive Officer or its Board of Directors.

         Section 5.02. BOOKS AND RECORDS.

         (a) At the Closing, the Seller shall deliver to the Purchaser only the corporate books, records and files now on the premises of the corporate headquarters of the Seller (the "Business Records"). From the Closing Date up until twelve (12) months following (i) the confirmation of a Chapter 11 plan or (ii) the conversion of the Chapter 11 Case to a Chapter 7 case, if the Purchaser wishes to dispose of or destroy any of the Business Records which are transferred to the Purchaser pursuant to this Agreement and the Seller does not reasonably need such Business Records in order to complete the orderly liquidation of all assets of the Seller other than the Acquired Assets, it shall first give sixty (60) days' prior written notice to the Seller, and the Seller shall have the right, at its expense, upon prior written notice to the Purchaser within such 60-day period, to take possession of such records and files within ninety (90) days after the date of the notice from the Seller.

         (b)      From the Closing Date up until twelve (12) months following
(i) the confirmation of a Chapter 11 plan or (ii) the conversion of the Chapter 11 Case to a Chapter 7 case, the Purchaser shall allow the Seller and any of its directors, officers, employees, counsel, financial advisors, representatives, accountants and auditors (collectively, the "Seller's Representatives") access to all books and records of the Seller or the Business that are transferred to the Purchaser in connection herewith, including any of the Business Records, at no charge to the Seller, which are reasonably required by such Seller's Representatives in order to complete the orderly liquidation of all assets of the Seller other than the Acquired Assets, during regular business hours and upon reasonable notice at the Seller's former offices. The Seller's Representatives shall have the right, at the Seller's expense, to make copies of any such records and files, provided that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Purchaser's business or operations. The provisions of Article X shall control access to records for the matters covered by Article X.

         Section 5.03. ADDITIONAL MATTERS. Subject to the terms and conditions herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Case, including any order contemplated by Section 7.01(ii) hereof, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement.

         Section 5.04. FURTHER ASSURANCES. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Seller and the Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Acquired Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser. The Purchaser and the Seller hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 5.04.

         Section 5.05. EMPLOYEES AND BENEFIT PROGRAMS.

         (a) EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under
Section 414(b) or (c) of the Code.

         "International Plan" means an employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of the Seller or any of its ERISA Affiliates), or a plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is not subject to the Code or ERISA, (b) is maintained or contributed to by the Seller or any ERISA Affiliate of the Seller, and (c) covers any foreign employee or former employee of the Seller or any of its subsidiaries.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3 (37) of ERISA.

         "Non-Retained Employee" means the employees listed on Schedule 5.05(a) who are not Retained Employees, which Schedule will be provided by the Purchaser on or prior to the Closing Date.

         "Non-Transferred Liabilities" has the meaning set forth in Section 5.05(d)(ii).

         "Retained Employees" has the meaning set forth in Section
5.05(c)(ii).

         "Seller's Employee Liabilities" means all liabilities, obligations and commitments arising out of or related to the employment (or termination of employment) by the Seller of all Active Employees who are not Retained Employees, including, but not limited to, any obligation or liability for (a) accrued but unpaid wages, salary, incentive or bonus compensation, vacation benefits and pay, or other compensation, (b) all claims for severance or other termination benefits, and (c) all workers compensation claims "Seller's Retained Employee Liabilities" has the meaning set forth in Section 5.05(d)(i).

         (b) ERISA REPRESENTATIONS. The Seller hereby represents and warrants to the Purchaser that:

                  (i) Schedule 5.05(b)(i) lists each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the Seller or any of its ERISA Affiliates, and (C) covers any employee of the Business (hereinafter referred to collectively as the "Employee Plans"), and (ii) lists each employment, severance or other similar contract and any material arrangement, policy, plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (D) is not an Employee Plan, and (E) is entered into, maintained or contributed to, as the case may be, by the Seller or any of its subsidiaries. Such contracts, plans and arrangements listed in clause (ii) of the preceding sentence are hereinafter referred to collectively as the "Benefit Arrangements." The Purchaser and the Seller agree that such Schedule 5.05(b)(i) may be amended or supplemented prior to the Closing Date.

                  (ii) With respect to each Employee Plan, the Seller has provided (or will prior to Closing provide) a true and complete copy of such plan document and the most recently filed Form 5500. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement except where any such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

                  (iii) No Employee Plan is (x) a Multiemployer Plan, (y) an International Plan or (z) subject to Title IV of ERISA. None of the Seller nor any of the Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of the Purchaser or any of its Affiliates.

                  (iv) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Seller has furnished or will furnish prior to the Closing to the Purchaser copies of the most recent Internal Revenue Service determination or notification letters with respect to each such Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan, except where any such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

                  (v) The Acquired Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of the Seller or its Affiliates to make timely installments or other payments required by Code Section 412.

                  (vi) With respect to the employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 601 of ERISA or applicable state law and the Purchaser shall have no responsibility for any such retiree benefits.

                  (vii) The Seller has made available to the Purchaser copies of all material Employee Plans or Benefit Arrangements. Except as disclosed in such copies, there has been no amendment to, written interpretation of or announcement (whether written or not written) by the Seller relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year.

         (c)      EMPLOYEES AND OFFERS OF EMPLOYMENT.

                  (i) Seller has provided or will provide to Purchaser a true and complete list of the names, titles, and annual salaries of all employees of the Business whose annual base salary exceeds $50,000.

                  (ii) On the Closing Date, the Purchaser shall offer employment to all Active Employees of the Business; provided, that the Purchaser may terminate at any time after the Closing Date the employment of any employee who accepts such offer; provided, however, that the Purchaser is solely responsible for any WARN Act notification and any liability under the WARN Act for any failure to notify employees, if any, relating to any termination of any of the

Active Employees on or after the Closing. For purposes of this Section 5.05, the term "Active Employee" shall mean any Person other than a Non-Retained Employee who, on the Closing Date, is actively employed by the Seller or who is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights as of the Closing Date (such inactive employees shall be offered employment by the Purchaser as of the date they return to active employment), but shall exclude any other inactive or former employee including any Person who has been on long-term disability leave (to the extent permitted by law) or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Closing Date. Any such offers shall be at such salary or wage and benefit levels that are substantially comparable in the aggregate to either (A) the wages and benefits made available by the Seller to such Active Employees immediately prior to the Closing, or (B) the wages and benefits then made available by the Purchaser to similarly-situated employees and on such other terms and conditions as the Purchaser shall in its sole discretion deem appropriate; provided, however, (y) the Seller shall be responsible for all the Seller's Employee Liabilities related to any employees that do not accept such offer, and (z) that the Purchaser is solely responsible for any WARN Act notification and any liability under the WARN Act for any failure to notify employees, if any, relating to any termination of any of the Active Employees on or after the Closing. The employees who accept and commence employment with the Purchaser are hereinafter collectively referred to as the "Retained Employees." The Seller will not take, and will cause its subsidiaries, if any, not to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser's effort to hire any Retained Employees.

         (d)      THE SELLER'S EMPLOYEE BENEFIT PLANS.

                  (i) Except as provided in Section 5.05(e) below, the Seller shall retain all liabilities under the Employee Plans, Benefit Arrangements or otherwise in respect of each Non-Retained Employee and each Person who is not an Active Employee (including any beneficiary thereof ("Seller's Retained Employee Liabilities")). Accrued benefits or account balances of Retained Employees under the Employee Plans and Benefit Arrangements shall be fully vested as of the Closing Date.

                  (ii) Except as provided in Section 5.05(e) below, with respect to the Retained Employees (including any beneficiary or dependent thereof), the Seller shall retain (A) all liabilities arising under any group life, accident, medical, dental or disability plan or similar arrangement that is insured to the extent that such liability relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), prior to the Closing Date, (B) all liabilities arising under any worker's compensation arrangement to the extent such liability is insured and relates to the period prior to the Closing Date, and (C) relating to the Seller's 401(k) Plans to the extent any such liability relates to the period prior to the Closing Date (the "Non-Transferred Liabilities").

         (e)      THE PURCHASER BENEFIT PLANS.

                  (i) The Purchaser or one of its Affiliates shall recognize all service of the Retained Employees with the Seller (or its predecessors) or any of its Affiliates, only for purposes of eligibility to participate in and to vest under those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Retained Employees are enrolled by the Purchaser or one of its Affiliates after the Closing Date. The Purchaser shall cause all pre-existing condition exclusions under any medical and dental plans made available by the Purchaser to Retained Employees to be waived in respect of such Employees. Expenses incurred by Retained Employees under the Seller's medical and dental plans during the year that includes the Closing Date shall be taken into account for purposes of satisfying deductible and coinsurance requirements and satisfaction of out-of-pocket provisions of the Purchaser's medical and dental plans in which Retained Employees participate for such year.

                  (ii) The Purchaser shall assume the Employee Plans and Benefit Arrangements set forth on Schedule 5.05 (b) (i), as amended or supplemented prior to the Closing Date, or if the Purchaser is legally precluded from assuming the Employee Plans and Benefit Arrangements, the Purchaser shall provide Employee Plans and Benefit Arrangements substantially similar to existing Employee Plans and Benefit Arrangements and shall assume, unless precluded by applicable law or contract or agreement provisions, all contracts and agreements relating to them immediately upon the Closing and thereafter shall maintain and administer the Employee Plans and Benefit Arrangements with respect to the Retained Employees and Non-Retained Employees. The costs of providing benefits under the Employee Plans and Benefit Arrangements for the Non-Retained Employees and their beneficiaries until the Non-Retained Employees are no longer employed in the Business shall be borne by the Seller. The Purchaser will provide, to the extent permissable by applicable law and contract or agreement provisions, the opportunity for any Non-Retained Employee of the Seller actively employed by the Seller at or after the Closing to participate in any Employee Plans and Benefit Arrangements. The cost of such participation shall be borne by Seller and shall be provided by Purchaser to Seller at Purchaser's cost without markup, except any reasonable administrative costs attributable to the administration of any Employee Plans and Benefit Arrangements for the benefit of such Non-Retained Employees actively employed by Seller at or after the Closing.

                  (iii) The Purchaser shall make available to each Retained Employee who is terminated during the three-month period commencing on the Closing Date a severance benefit substantially comparable in the aggregate to the benefit made available to such Employee by the Seller immediately prior to the Closing Date.

                  (iv) The Purchaser shall make COBRA continuation coverage available under the Employee Plans or its group health plans to Non-Retained Employees, Active Employees, former employees of the Seller whose employment with the Seller was terminated prior to Closing and each of his or her qualified beneficiaries whose qualifying event occurred prior to or in connection with the Closing to the extent required by COBRA. For purposes of this paragraph, the foregoing terms shall have the meanings given to them under IRS regulations under Code Section 4980B.

         (f) NO THIRD PARTY BENEFICIARIES. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either the Purchaser or the Business or any of its Affiliates and no provision of this Section 5.05 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by the Purchaser or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Purchaser or any of its Affiliates.

         Section 5.06. PUBLIC ANNOUNCEMENTS. The Purchaser and the Seller shall consult with each other before issuing any press release or making any public statement or other public communication with respect to this Agreement or the transactions contemplated hereby. The Purchaser and the Seller shall not issue any such press release or make any such public statement or public communication without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law.

         Section 5.07. CONDUCT OF THE BUSINESS. Except as otherwise provided herein or authorized by the Bankruptcy Court prior to the date hereof, from the date hereof until the Closing Date, the Seller:

         (a) shall conduct the Business in the ordinary course and shall use commercially reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business consistent with its duties as debtor in possession under the Bankruptcy Code;

         (b) except to the extent necessary to comply with the requirements of applicable laws, regulations or Bankruptcy Court orders, shall not take or agree to commit to take any action that it knows would make any representation or warranty of the Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

         (c) shall not offer credit terms or trade promotions except in the ordinary course consistent with past practices with respect to the applicable product lines of the Seller or except to the extent reasonably necessary to be competitive with competitors' comparable product offerings; and

         (d) shall not, without the Purchaser's Consent, enter into any contract (other than a purchase order or sale order entered into in the ordinary course) which requires aggregate payments of more than $50,000. "Purchaser's Consent" means the Purchaser's consent (which shall not unreasonably be withheld) to the matters described in this clause (d) of this
Section 5.07. The Purchaser shall be deemed to have given such consent if it shall not have notified Thomas S. Paccioretti by e-mail (tsp@brincko.com) or facsimile ((626) 923-4026) of its disapproval of such contract or arrangement not later than the end of the next business day after delivery of an e-mail communication to each of William Owen (wowen@cruttendenpartners.com), John Chan (jchan@cruttendenpartners.com) and Rob Valone (rvalone@strouds.com) which sets forth the material terms and conditions of such contract or arrangement. If the Purchaser disapproves of any such arrangement or contract pursuant to this clause (d), then any event, condition or matter that arises in connection with, or as a result of, such disapproval shall not in any manner (i) be deemed to be a breach of any of the Seller's representations, warranties, covenants or obligations under this Agreement, or (ii) constitute a Material Adverse Effect.

         Section 5.08. NOTICES OF CERTAIN EVENTS. The Seller shall promptly notify the Purchaser of damage or destruction by fire or other casualty of any material Acquired Asset or in the event that any material Acquired Asset becomes the subject of any proceeding or, to the knowledge of the Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

         Section 5.09. COMPETING TRANSACTION. The Seller may solicit "higher or better" offers for the Business pursuant to the procedures for soliciting "higher or better" offers approved by the Bankruptcy Court in the Bidding Procedures Order. If the Bankruptcy Court determines that a Competing Transaction presents a "higher or better" offer made for the Business and a Competing Transaction is approved by the Bankruptcy Court, then this Agreement will be terminated accordingly and the Seller shall immediately repay the Good Faith Deposit and the Advanced Payment, with interest earned thereon, if any. Should the Competing Transaction close, the Seller shall immediately pay to the Purchaser the Break-Up Fee.

         Section 5.10. BANKRUPTCY COURT APPROVAL OF BIDDING PROCEDURES ORDER.

         (a) The Seller hereby confirms that it is critical to the process of arranging an orderly sale of the Seller's assets to proceed by selecting the Purchaser to enter into this Agreement in order to present the Bankruptcy Court with arrangements for obtaining the highest realizable prices for such assets and that, without the Purchaser having committed substantial time and effort to such process, the estate of the Seller would have to employ a less orderly process of sale or outright liquidation and thereby both incur higher costs and risk attracting lower prices. Accordingly, the contributions of the Purchaser to the process have indisputably provided very substantial benefit to the estate of the Seller. The Seller acknowledges that the Purchaser would not have invested the effort in negotiating and documenting the transaction provided for herein and incurring duties to pay its outside advisors if the Purchaser were not entitled to the Break-up Fee if the Bankruptcy Court approves a Competing Transaction that is closed.

         (b) The Seller shall use commercially reasonable efforts to obtain the Bidding Procedures Order no later than March 29, 2001 and the Sale Order no later than April 12, 2001.

         (c) Subject to the Bidding Procedures Order, the Seller shall promptly make any filings, take all actions, and use commercially reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby, subject to its obligations to comply with any order of the Bankruptcy Court.

         (d) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from either the Bidding Procedures Order or the Sale Order, the Seller shall immediately notify the Purchaser of such appeal or stay request and shall provide to the Purchaser within one business day a copy of the related notice of appeal or order of stay or application for reconsideration. The Seller shall also provide the Purchaser with written notice (and copies of) any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs.

         Section 5.11. NAME CHANGES. The Seller agrees that at the Closing, or as soon thereafter as practicable, it will not use any name, logo, trade name or trademark incorporating "Strouds, Inc." or "Strouds" in any business activity, provided that the Purchaser hereby grants to the Seller a limited license to use such name for the administration of the Chapter 11 Case, including, without limitation, the liquidation of the remaining assets of the Seller, under either Chapter 11 or Chapter 7 of the Bankruptcy Code. Within a reasonable time after the Closing, the Seller will file with the Bankruptcy Court a request to change the captioned name of the Chapter 11 Case from "Strouds, Inc." to "Str., Inc."

         Section 5.12. PERMITS. Prior to the Closing Date, the Seller (1) shall use its reasonable best efforts to identify and provide a listing of all material permits (including Environmental Permits) necessary to operate the Business from and after the Closing Date, and (2) shall use its reasonable best efforts to obtain consents to the transfer of such material permits which are transferable to the Purchaser at or prior to Closing. Prior to the Closing, the Seller shall cooperate with the Purchaser with respect to the transfer of all material permits. After the Closing, the Seller shall not be responsible for the obtaining of any permits which may be required in order for the Purchaser to continue to operate the Business.

         Section 5.13. STATE ENVIRONMENTAL TRANSFER STATUTES. The Seller shall, to the extent necessary to transfer the Acquired Assets to the Purchaser, comply with the disclosure requirements of any state environmental transfer statute that is applicable as a result of the transactions contemplated hereby. The Seller also agrees that, prior to providing any documents or information to the applicable governmental agency, the Purchaser shall have the right to reasonably review and approve (such approval not to be unreasonably withheld) the form and substance of any such documents or information.

         Section 5.14. BIDDING PROCEDURES. The Seller (1) shall conduct the auction process in accordance with the bidding procedures approved by the Bankruptcy Court (the "Bidding Procedures"), and (2) shall not amend, waive, modify or supplement in a material respect the Bidding Procedures except as set forth therein, or as otherwise ordered by the Bankruptcy Court.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         Section 6.01. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE PURCHASER. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) the Sale Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended;

         (b) there shall be no injunction, order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the transactions contemplated under this Agreement; and

         (c) no statute, rule or regulation shall have been promulgated by any federal or state governmental authority which prohibits the consummation of the transactions contemplated by this Agreement.

         Section 6.02. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date;

         (b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made at and as of such date except as otherwise contemplated by this Agreement; and

         (c) the Purchaser shall have received the proceeds of financing described in the Financing Commitment referred to in Section 4.06 on substantially the terms set forth in the Financing Commitment.

         Section 6.03. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

         (a) the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date, and the representations and warranties of the Seller contained in this Agreement shall be true as of the date hereof and on and as of the Closing Date, except, in each case, for (i) representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), (ii) breaches of representations or warranties that will be cured pursuant to Section 1.02 of this Agreement, and (iii) breaches of such representations, warranties, covenants and obligations that, in the aggregate, would not have a Material Adverse Effect.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.01. TERMINATION.

         This Agreement may be terminated:

                  (i) by mutual written agreement of the Seller and the Purchaser prior to the Closing Date;

                  (ii) automatically if a Competing Transaction is approved by the Bankruptcy Court, in accordance with the Bidding Procedures;

                  (iii) at any time before the Closing, by the Purchaser if any of the conditions set forth in Section 6.01 or Section 6.03 shall have become incapable of fulfillment or cure and shall not have been waived by the Purchaser, provided that the Purchaser is not then in breach of this Agreement;

                  (iv) at any time before the Closing, by the Seller if any of the conditions set forth in Section 6.01 or Section 6.02 shall have become incapable of fulfillment or cure and shall not have been waived by the Seller, provided that the Seller is not then in breach of this Agreement;

                  (v) at any time after April 30, 2001, by the Seller if the Closing fails to occur on or before such date;

                  (vi) at any time after April 30, 2001, by the Purchaser if the Closing fails to occur on or before such date;

                  (vii) by the Purchaser, at any time within 14 days after the earlier of (a) March 29, 2001 if the Bidding Procedures Order has not been approved by the Bankruptcy Court, and (b) the date the Bankruptcy Court denies the Bidding Procedures Order; if the Purchaser fails to terminate this Agreement within 14 days of such date, the Purchaser shall be deemed to have waived its rights under this Section 7.01(vii);

                  (viii) at any time after April 12, 2000, by the Purchaser or the Seller if by such date the Sale Order has not been approved by the Bankruptcy Court;

                  (ix) by the Seller if the Closing has not occurred as the result of the Purchaser's failure to consummate the transactions contemplated by this Agreement within five (5) days after the satisfaction of the conditions set forth in Sections 6.01 and 6.03, provided that the Seller is ready to close;

                  (x) by the Purchaser if the Closing has not occurred as the result of the Seller's failure to consummate the transactions contemplated by this Agreement within five (5) days after the satisfaction of the conditions set forth in Sections 6.01 and 6.02, provided that the Purchaser is ready to close; or

                  (xi) by the Purchaser in the event of a material breach of the covenants contained in Section 5.14, prior to the approval by the Bankruptcy Court.

         Section 7.02. EFFECT OF TERMINATION. If this Agreement is terminated under Section 7.01, written notice thereof will forthwith be given to the other party and this Agreement will thereafter become void and have no further force and effect and, except for those provisions that expressly survive the termination of this Agreement, all further obligations of the Seller and the Purchaser to each other under this Agreement will terminate without further obligation or liability of the Seller or the Purchaser to the other, except that:

         (a) each party will return all documents, workpapers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

         (b)      if this Agreement is terminated by the Seller pursuant to
Section 7.01(ix), then the Seller will be entitled to retain the Good Faith Deposit plus interest credited thereon.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date. The covenants contained in Sections 1.03, 1.07, 1.08, 5.02, 5.04, 5.05(a), 5.05(c), 5.05(d), 5.05(e), 5.11, 5.13, 8.02, 8.03 and 10.03
shall survive the Closing.

         Section 8.02. TRANSFER TAXES. In accordance with section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under Section 1129 of the Bankruptcy Code shall not be taxed under any law imposing a transfer, stamp tax or similar tax. The instruments transferring the Acquired Assets to the Purchaser shall contain the following endorsement:

             "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. (S)1146(c)."

In the event any such transfer, stamp or similar Taxes are assessed at any time thereafter, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by the Seller. In the event sales, use or other transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any other Acquired Assets, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by the Seller. The Purchaser and the Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

         Section 8.03. NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon
(a) confirmation of receipt of a facsimile transmission with confirming delivery by U.S. mail, first class postage prepaid, (b) expiration of one day after prepaid delivery by a nationally recognized overnight carrier when sent for next business day delivery, (c) when delivered by hand, or (d) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a)      If to the Purchaser, to:

                  Strouds Acquisition Corporation
                  C/O Cruttenden Partners, LLC
                  4600 Campus Drive
                  Newport Beach, California  92660
                  Attn: Walter Cruttenden, Chief Executive Officer William Owen, Chief Financial Officer

                  with a copy (which shall not constitute notice) to:

                  Berliner Zisser Walter & Gallegos, P.C.
                  One Wells Fargo Center
                  1700 Lincoln Street
                  Suite 4700
                  Denver, Colorado 80203
                  Attn:  Robert W. Walter, Esq.

         (b)      If to the Seller, to:

                  Strouds, DIP
                  780 South Nogales Street
                  City of Industry, California 91748
                  Attn:  Thomas S. Paccioretti, Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                  Hennigan, Bennett & Dorman
                  601 South Figueroa Boulevard
                  Los Angeles, California 90017
                  Attn: Bennett J. Murphy, Esq.

                  with a copy (which shall not constitute notice) to:

                  Pepper Hamilton LLP
                  1201 Market Street
                  Suite 1600
                  P.O. Box 1709
                  Wilmington, Delaware 19899-1709
                  Attn:  David B. Stratton, Esq.

                  with a copy (which shall not constitute notice) to:

                  Latham and Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071-2007
                  Attn:  Paul D. Tosetti, Esq.

                  with a copy (which shall not constitute notice) to:

                  Otterbourg, Steindler, Houston & Rosen, P.C.
                  230 Park Avenue
                  New York, NY 10169-0075
                  Attn:  Scott Hazan, Esq.

         Section 8.04. DESCRIPTIVE HEADINGS; CERTAIN TERMS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "$" or dollars shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

         Section 8.05. ENTIRE AGREEMENT, ASSIGNMENT. This Agreement (including the Schedules, and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto, and (b) shall not be assigned by operation of law or otherwise.

         Section 8.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction. The Purchaser and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

         Section 8.07. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses unless specifically provided to the contrary herein. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

         Section 8.08. AMENDMENT. This Agreement and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         Section 8.09. WAIVER. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 8.10. COUNTERPARTS; EFFECTIVENESS; AUTHORITY. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto. The authorized officers of each party executing this Agreement on behalf of such party have all corporate and other authority necessary to execute this Agreement and to bind each respective party hereunder. The parties hereto acknowledge that each of them has been represented by counsel and that the terms and provisions of this Agreement are the result of negotiation between the parties and their counsel. Accordingly, no rule of construction shall be applied as against any party based on the fact that such party prepared this Agreement.

         Section 8.11 EXECUTION BY FACSIMILE. This Agreement may be executed by the Seller and the Purchaser by the exchange via facsimile of signature pages executed by the Parties, and this Agreement shall be enforceable by the Parties upon the execution of this Agreement by each of the Parties by the exchange of signatures pages via facsimile. Any party executing this Agreement via facsimile as provided herein shall deliver to the other Party an executed original of this Agreement within three (3) business days of such fax delivery.

         Section 8.12. SEVERABILITY; VALIDITY; PARTIES OF INTEREST. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.13. BULK SALES. The Purchaser hereby waives compliance by the Seller with any bulk sales or other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                   ARTICLE IX
                                   DEFINITIONS

         Section 9.01. DEFINED TERMS. As used herein, the terms below shall have the following meanings.

         "Acquired Assets" has the meaning set forth in Section 1.01(a).

         "Acquired Locations" has the meaning set forth in Section 1.01(a)(ii).

         "Advanced Payment" has the meaning set forth in Section 2.02(c)

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "Agreement" has the meaning set forth in the Preamble.

         "Assigned Agreements" has the meaning set forth in Section
1.01(a)(vii).

         "Assumed Liabilities" has the meaning set forth in Section 1.03.

         "Audited Financial Statements" means the audited financial statements of the Business as of, and for the periods ended, February 26, 2000.

         "Bankruptcy Code" has the meaning set forth in the Recitals.

         "Bankruptcy Court" has the meaning set forth in the Recitals.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedures, as amended.

         "Bidding Procedures" has the meaning set forth in Section 5.14.

         "Bidding Procedures Order" means the order approving the relief requested in the "Motion for Order: Approving: (i) Bidding Procedures, Including Overbid Procedures and Break-Up Fee Arrangements, for the Sale of Substantially All of the Assets of the Estate; and (ii) the Form and Manner of Notice Thereof", a copy of which was filed with the Bankruptcy Court on March 14, 2001.

         "Break-Up Fee" means the fee payable by the Seller to the Purchaser in the amount of $175,000 upon the approval by the Bankruptcy Court of a Competing Transaction which closes.

         "Business" has the meaning set forth in the Recitals.

         "Business Records" has the meaning set forth in Section 5.02.

         "Chapter 11 Case" has the meaning set forth in the Recitals.

         "CIT" has the meaning set forth in Section 2.02(c).

         "Claims" has the meaning set forth in Section 1.08.

         "Closing" has the meaning set forth in Section 2.01.

         "Closing Date" has the meaning set forth in Section 2.01.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code.

         "Competing Transaction" means the sale of all or substantially all of the Seller's assets to a third-party purchaser other than the Purchaser pursuant to Section 363 of the Bankruptcy Code or a plan of reorganization; provided, however, that a Competing Transaction does not include a liquidation of the Seller's assets under chapter 11 or chapter 7 of the Bankruptcy Code; and further provided that the Purchaser has not otherwise terminated this Agreement or the Bankruptcy Court has not otherwise declined to enter the Sale Order.

         "Conveyance Documents" has the meaning set forth in Section 2.02(a).

         "Employee Plans" has the meaning set forth in Section 5.05(b)(i).

         "Employment Related Obligations" means accrued vacation benefits and applicable payroll taxes payable with respect to Retained Employees.

         "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any governmental authority or other third party, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the Business.

         "Environmental Reports" has the meaning set forth in Section 3.12.

         "Escrow Agent" has the meaning set forth in Section 1.06.

         "Excluded Assets" has the meaning set forth in Section 1.01(b).

         "Excluded Liabilities" has the meaning set forth in Section 1.04.

         "Financial Statements" has the meaning set forth in Section 3.04.

         "Financing Commitment" has the meaning set forth in Section 4.06.

         "GAAP" means United States generally accepted accounting principles and practices.

         "Gift Certificate and Merchandise Credits" means the sum of the value of all outstanding gift certificates issued by the Seller for the consideration stated therein and all merchandise credits, including, without limitation, any product returns, issued in the ordinary course of business prior to the Closing Date that are outstanding and unredeemed or unused as of the Closing Date.

         "Good Faith Deposit" has the meaning set forth in Section 1.06.

         "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         "including" shall always be read as "including without limitation."

         "Inventory" means the Inventory present at the locations leased or subleased by the Seller that are included in the Acquired Assets at the Closing Date, valued in accordance with the ratio of (i) 37% of the retail value of such Inventory as reflected on the Inventory stock ledger and after elimination of the retail value of Inventory specified in clause (ii) that follows this clause (i), and (ii) 27% of the retail value of the Inventory that exceeds $6,000,000 in aggregate valuation that was purchased by the Seller at or before a date that is more than 12 months prior to the Closing Date, in each instance subject to the conditions that (x) such Inventory is subject to adjustment as determined by the Inventory Count conducted by the Inventory Firm, and (y) all such Inventory is salable in the ordinary course of business and does not include "seconds" or other impaired inventory except as disclosed on the record of Inventory provided by the Seller to the Purchaser.

         "Inventory Verification" has the meaning set forth in Section
1.07(b).

         "Intellectual Property" means all trademarks, service marks, trade names, logos, computer software, mask work, registered Internet domain names, invention, patent, trade secret, copyright registrations, technology, processes, inventions, proprietary data, formulae, research and development data, computer software programs, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "Lien" means any interest in the Acquired Assets by a Person other than the Seller, including any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of any Acquired Asset.

         "Material Adverse Effect" means comparable sales decline by more than fifteen percent (15%) on a cumulative basis from the prior year for the months ended January through March 2001 for the Acquired Locations.

         "Note" means the non-interest bearing promissory note issued by the Purchaser to the Seller at the Closing in the amount of $2,000,000.

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

         "Permitted Exceptions" means imperfections of title, restrictions or encumbrances, if any, that (a) cannot be released or cured under the Bankruptcy Code pursuant to a sale of assets under Sections 363 or 365 of the Bankruptcy Code and that either (i) would not involve material costs to correct or remove or (ii) do not materially impair the use and operation of such asset in the Business as currently conducted or (b) are caused solely by the Purchaser.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Prepaid Advertising" means advertising that has been paid for by the Seller prior to April 30, 2001, but that will not appear in the media contracted for until after that date.

         "Property, Plant and Equipment" has the meaning accorded to such term by GAAP or, alternatively, has the meaning accorded to Furniture, Fixtures and Equipment by GAAP.

         "Pro-Rated Obligations" has the meaning set forth in Section 1.07(c).

         "Purchase Price" has the meaning set forth in Section 1.05(a).

         The "Purchaser" has the meaning set forth in the Preamble.

         "Sale Order" means the order approving the transactions contemplated by this Agreement, a copy of which was filed with the Bankruptcy Court on March 22, 2001.

         The "Seller" has the meaning set forth in the Preamble.

         "Seller's Representative" has the meaning set forth in Section
5.02(b).

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

                                    ARTICLE X
                                   TAX MATTERS

         Section 10.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Pre-Closing Tax Period" means (1) any Tax Period ending on or before the Closing Date, and (2) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "Tax" and, with correlative meaning, "Taxes" means (1) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by the Seller, payroll, employment, excise, severance, stamp, occupation,

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

premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

         "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Tax Authority or other governmental entity.

         "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code.

         Section 10.02. TAX MATTERS. The Seller hereby represent and warrant to the Purchaser that:

         (a) Except to the extent, if any, constrained by the pendency of its Chapter 11 Case, or reserved for on the Balance Sheet or the Closing Balance Sheet, the Seller has timely paid all Taxes due and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Acquired Asset (that would not be released pursuant to the Sale Order) or would otherwise have a Material Adverse Effect on any Acquired Asset.

         (b) The Seller has established, in accordance with GAAP applied on a basis consistent with that of preceding periods, adequate reserves for the payment of all Taxes which arise from or with respect to the Acquired Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period (that would not be released pursuant to the Sale Order), the non-payment of which would result in a Lien on any Acquired Asset, or would otherwise have a Material Adverse Effect on any Acquired Asset.

         (c) Except as reserved for on the Balance Sheet or the Closing Balance Sheet, there is no claim, action, audit or other proceeding now pending or threatened in writing asserting that the Seller is liable for sales or use Tax in any jurisdiction other than a jurisdiction in which such Seller is currently filing sales or use Tax Returns, as the case may be.

         Section 10.03. TAX COOPERATION.

         (a) The Purchaser and the Seller agrees to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Purchaser shall retain all books and records with respect to Taxes pertaining to the Acquired Assets and Taxes described in clause (d) of Section 1.04 for a period of at least six years following the Closing Date. The Seller shall retain any records related to Taxes until liquidation. Each party shall provide the other with at least ten

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

days prior written notice before destroying or transferring custody of any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

         (b)      Any Tax Return relating to Taxes described in clause (i) of
Section 1.04 and required to be filed by the Seller shall be prepared in a manner consistent with past practice and, unless Seller has received the prior written consent of the Purchaser, without a change of any election or any accounting method.











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

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                     SELLER:
                                     STROUDS, INC. DEBTOR AND
                                     DEBTOR IN POSSESSION:





                                     By: /s/ Thomas S. Paccioretti
                                        ---------------------------------
                                         Thomas S. Paccioretti, President
                                         and CEO


                                     PURCHASER:
                                     STROUDS ACQUISITION CORPORATION:



                                     By: /s/ Walter Cruttenden
                                        ---------------------------------






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